CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

OFI SteelPath Series Trust:

We consent to the use in this Registration Statement of Oppenheimer SteelPath MLP & Energy Infrastructure Fund, a series of OFI SteelPath Series Trust, of our report, dated September 12, 2017, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

September 18, 2017